                               [AMAZON.COM LOGO]

(BW) (WA-AMAZON.COM) (AMZN) AMAZON.COM ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2000

      U.S. Books, Music and DVD/Video Segment Achieves Pro Forma Operating
                                 Profitability;
           Over 23 Million Cumulative Customers Served in Five Years;
                          Cash Balance at $908 Million

        SEATTLE, WA--July 26, 2000--Amazon.com, Inc. (Nasdaq: AMZN) today announced that net sales for the second quarter of 2000 were $578 million, an increase of 84% over net sales of $314 million for the second quarter of 1999. The Amazon Electronics store, launched in July 1999, became Amazon.com's fastest-growing store yet.

        Pro forma operating loss for the second quarter of 2000 was $89 million, or 15% of sales, compared to a pro forma operating loss of $67 million, or 21% of sales, in the second quarter of 1999. Second-quarter pro forma net loss was $0.33 per share, compared with a pro forma net loss of $0.26 per share in the second quarter of 1999. Amazon.com's U.S. Books, Music and DVD/Video segment pro forma operating profit was $10 million.

        Cumulative customer accounts increased by 2.5 million during the second quarter to more than 22.5 million as of June 30, 2000, and now stand at over 23 million. Repeat customer orders represented 78% of orders in the second quarter, up from 70% the previous year. Trailing 12-month sales per customer who purchased during the 12 months ended June 30, 2000, was $125, up from $108 for the same period a year ago.

        Total sales outside the United States, including exports from the U.S., were 23% of sales in the second quarter. Amazon.co.uk and Amazon.de sales were $73 million, up 134% from $31 million for the second quarter of 1999. The two sites added more than 500,000 new customer accounts in the second quarter of 2000, bringing their total customer accounts to more than 3 million, up from about 800,000 as of June 30, 1999.

        "Our vision remains being Earth's most customer-centric company, the best place for customers to find and discover anything they want to buy online," said Jeff Bezos, Amazon.com founder and CEO. "While we continue to see improvements in all of our businesses, we are especially pleased with the profitability in our U.S. Books, Music and Video group and the unusual growth in our Electronics store. For the company as a whole, we're well on our way to achieving our 2000 objectives."

        "We are pleased to report strong year-over-year growth in revenue, gross margin and operating margin improvement, U.S. Books, Music and DVD/Video segment pro forma operating profitability, and a cash balance of $908 million," said Warren Jenson, Amazon.com chief financial officer. "Looking ahead, we continue to expect pro forma operating losses in the single digits as a percentage of sales by the fourth quarter of this year and strong year-over-year sales growth. In addition we expect to end the year with roughly $1 billion in cash."

        In July, a worldwide total of 410,000 copies of Harry Potter and the Goblet of Fire were ordered in advance of its release, making it the largest pre-order ever. Amazon.com accounted for nearly 10% of the print run for the book and teamed up with

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FedEx to deliver 250,000 copies to fans on Saturday, July 8--the first day the book was available to the public.

        Amazon.com's overall fulfillment expenses, which comprise distribution center costs, customer service costs and net credit card fees, were $88 million, or 15% of sales in the second quarter.

        A live Webcast of the company's second quarter 2000 financial results conference call can be heard at 5:00 p.m. EDT/2:00 p.m. PDT today at www.amazon.com/ir. The call will also be archived and available until September 30, 2000.

RECENT HIGHLIGHTS

BRANDED PLATFORM

o Amazon.com celebrated its five-year anniversary this month with over 23 million cumulative customers.

o The World's Most Valuable Brands 2000, Interbrand's annual survey, valued the Amazon.com brand as the 48th most valuable brand in the world, up from 57th in 1999.

o The Amazon Tools and Hardware, Toys, Video/DVD, Music, Books and Home Living stores were named the overall top stores in their respective categories in the most recent Gomez Internet Scorecard and/or Forrester Research PowerRankings.

o Amazon.com partnered with Stephen King to provide online payment services for downloading installments of The Plant, a new episodic novel that can be found at www.amazon.com/stephenking.

GLOBAL EXPANSION

o Amazon Anywhere, Amazon.com's mobile e-commerce initiative, extended beyond Amazon.com and Amazon.co.uk to provide easy access to Amazon.de using the Wireless Application Protocol. The global Amazon Anywhere initiative underscores Amazon.com's commitment to enhancing the customer buying experience with the convenience, safety and speed of state-of-the-art wireless commerce.

o According to the MMXI Europe May 2000 European Audience Ratings Report, the Amazon.co.uk, Amazon.de and Amazon.com sites were the top three online retail sites based on reach.

o Within the past month, Amazon.co.uk added Software and Video Games stores and Amazon.de added a Video Games store.

EXPANDED SELECTION AND PARTNERSHIPS

o Amazon.com launched the Amazon Kitchen store (www.amazon.com/kitchen), featuring thousands of culinary products and accessories alongside in-depth editorial content, including original product reviews, recipes, and cooking and entertaining tips.

o Amazon.com launched a Home Living store, providing Amazon.com customers direct access to living.com from the top of Amazon.com's welcome page. Home Living visitors can shop for furniture, decorative accessories, bed and bath linens, lighting and rugs.

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o    Amazon.com introduced the Amazon.com NextCard Visa, offering no annual fee and the ability to purchase both online and offline while earning reward points that can be redeemed for Amazon.com gift certificates.

o Amazon.com announced the availability of more than 22,000 hours of spoken audio content from Audible, Inc. Located within the Amazon bookstore, the new audible.com Audio Downloads Store is the only place Amazon.com customers can find more than 4,700 audiobooks plus a vast array of comedy, audio newspapers, magazines, speeches, lectures, language lessons, motivational programs, business information and subscriptions to public radio programs.

o Amazon Books added Spanish Language, Large Print and Gay & Lesbian stores within the Amazon bookstore.

o Amazon Music, the No. 1 online music retailer, added several new areas to its store, including Bargain Music, Music Accessories and Classical for Beginners, and it opened the Music Lovers Lounge, which features exclusive live streaming concerts, artist spotlights, interviews, digital downloads and discussion boards.

o Amazon.com entered into an agreement with Hewlett-Packard to be Amazon.com's primary Internet infrastructure provider and become an anchor tenant in the Amazon Electronics store, providing Amazon.com's customers with an even more extensive selection of HP products.

o The Amazon Electronics store also added Handspring Visor handheld computers to its ever-growing electronics selection. Handspring appointed Amazon Electronics as the exclusive online reseller for its Visor and Visor Deluxe handheld computers through July 2000.

o Amazon.com's DVD store, the largest online retailer of DVDs, has become the top retailer (online or offline) for pre-order sales of many of the industry's top DVDs, including the highly anticipated August 29 Braveheart DVD release, with over 26,000 units ordered to date.

o Amazon zShops introduced new storefront features that offer sellers custom browse, search, featured items, merchant photos and business description functionality.

ABOUT AMAZON.COM

        Amazon.com (Amazon.com, Inc., and its subsidiaries) is the Internet's No. 1 music, No. 1 DVD and video, and No. 1 book retailer. Amazon.com (Nasdaq:
AMZN) opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection, along with online auctions and free electronic greeting cards. Amazon.com seeks to be the world's most customer-centric company, where customers can find and discover anything they may want to buy online. Amazon.com lists more than 18 million unique items in categories including books, CDs, toys, electronics, videos, DVDs, tools and hardware, lawn and patio items, kitchen products, software, and video games. Through Amazon.com zShops, any business or individual can sell virtually anything to Amazon.com's more than 23 million customers, and with Amazon.com Payments, sellers can accept credit card transactions, avoiding the hassles of offline payments. The company also participates in sothebys.amazon.com, the leading auction site for guaranteed art, jewelry, and collectibles, at www.sothebys.amazon.com.

        Amazon.com operates two international Web sites: www.amazon.co.uk and www.amazon.de. It also operates the Internet Movie Database (www.imdb.com), the

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Web's comprehensive and authoritative source of information on more than 220,000 movies and entertainment programs and 800,000 cast and crew members dating from the birth of film in 1892 to 2003.

        Amazon Anywhere is the leader in mobile e-commerce, providing access from anywhere in the world to Amazon.com, Amazon.co.uk, and Amazon.de on personal digital assistants (PDAs) and through handheld wireless Internet devices that use HDML or the Wireless Application Protocol.

        Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient:
Greenlight.com, the only company that offers car buyers the control of auto purchasing online with ongoing service and support from local dealerships, at www.greenlight.com; living.com, the leading online home products and services retailer, at www.living.com; drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the online leader for pet products, expert information, and services, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service--with operations in Seattle; Portland, Oregon; and Southern California--at www.homegrocer.com; Gear.com, which offers brand-name sporting goods at prices from 20 to 90 percent off retail, at www.gear.com; Ashford.com, the leading Internet retailer of luxury and premium products and the Web's No. 1 retailer of watches and jewelry, at www.ashford.com; Audible, Inc., the leader in Internet-delivered spoken audio for PC-based listening or playback on AudibleReady portable digital audio devices, at www.audible.com; eZiba.com, a leading online retailer of handcrafted products from around the world, at www.eziba.com; and WineShopper.com, the San Francisco- and Napa-based Internet start-up that will ultimately offer consumers online access to the largest selection of wines available anywhere, at www.wineshopper.com.

        Amazon.com also has a minority interest in WeddingChannel.com, which brings together leading retailers with gift registry, expert advice, and personalized gift suggestions to help everyone give and receive the right wedding gifts, at www.weddingchannel.com; NextCard, Inc., considered the industry's leading issuer of consumer credit on the Internet, at www.nextcard.com; and Kozmo.com, the world's leading "e-mmediate" Internet-to-door delivery service, at www.kozmo.com.

        Historical results of operations are preliminary and unaudited. This press release also contains forward-looking statements, including statements regarding expectations of future sales, pro forma operating losses and cash, all of which are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the rate of growth of the Internet and online commerce, the amount that Amazon.com invests in new business opportunities and the timing of those investments, customer spending patterns, the mix of products sold to customers, the mix of revenues derived from products sales as compared to services, risks of inventory management, the magnitude of losses arising from investments accounted for under the equity method, the degree to which the company enters into Amazon Commerce Network (ACN) and other strategic transactions, fluctuations in the value of securities and non-cash payments Amazon.com receives in connection with such transactions, and risks of distribution and fulfillment throughput and productivity. Other risks and uncertainties include Amazon.com's limited operating history, anticipated losses, potential fluctuations in quarterly operating results,

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seasonality, consumer trends, competition, risks associated with distribution center expansion, adverse consequences arising from system interruptions, risks associated with management of potential growth, risks related to auction and zShops services, risks related to fraud and Amazon.com Payments, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

NOTE ON FINANCIAL PRESENTATION

        Financial results are prepared in accordance with U.S. generally accepted accounting principles. Pro forma financial results exclude amortization of goodwill and other intangibles, equity in losses of equity-method investees, stock-based compensation costs, and merger-, acquisition- and investment-related costs.

        Customer accounts exclude users of the ACN and catalog businesses but include users of Amazon marketplace services. Trailing 12-month sales per customer figures include revenue recorded from ACN partners and exclude catalog sales and catalog customers.


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                                AMAZON.COM, INC.
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     JUNE 30,                   JUNE 30,
                                              -----------------------   -----------------------
                                                 2000         1999          2000         1999
                                              ----------   ----------   ----------   ----------
Net sales                                     $  577,876   $  314,377   $1,151,765   $  608,019
Cost of sales                                    441,812      246,846      887,567      475,696
                                              ----------   ----------   ----------   ----------
Gross profit                                     136,064       67,531      264,198      132,323

Operating expenses:
   Marketing, sales and fulfillment              129,813       86,165      269,924      146,883
   Technology and content                         67,132       34,149      128,376       57,552
   General and administrative                     28,468       14,469       54,513       25,712
   Stock-based compensation                        8,166        4,669       21,818        4,780
   Amortization of goodwill and other             80,413       37,150      163,368       58,050
     intangibles
   Merger, acquisition and investment
     related costs                                 2,449        3,809        4,468        4,208
                                              ----------   ----------   ----------   ----------
          Total operating expenses               316,441      180,411      642,467      297,185
                                              ----------   ----------   ----------   ----------

Loss from operations                            (180,377)    (112,880)    (378,269)    (164,862)

Interest income                                   10,314       12,860       20,440       23,780
Interest expense                                 (33,397)     (28,320)     (61,018)     (44,954)
Other expense, net                                (3,272)         (74)      (8,046)        (122)
                                              ----------   ----------   ----------   ----------
          Net interest expense and other         (26,355)     (15,534)     (48,624)     (21,296)
                                              ----------   ----------   ----------   ----------

Loss before equity in losses of equity-
  method investees                              (206,732)    (128,414)    (426,893)    (186,158)

Equity in losses of equity-method investees     (110,452)      (9,594)    (198,716)     (13,517)
                                              ----------   ----------   ----------   ----------
Net loss                                      $ (317,184)  $ (138,008)  $ (625,609)  $ (199,675)
                                              ==========   ==========   ==========   ==========
Basic and diluted loss per share              $    (0.91)  $    (0.43)  $    (1.80)  $    (0.63)
                                              ==========   ==========   ==========   ==========
Shares used in computation of basic
   and diluted loss per share (Note 1)           349,886      322,340      346,885      318,106
                                              ==========   ==========   ==========   ==========

PRO FORMA RESULTS (NOTE 2 )

Pro forma loss from operations                $  (89,349)  $  (67,252)  $ (188,615)  $  (97,824)
                                              ==========   ==========   ==========   ==========
Pro forma net loss                            $ (115,704)  $  (82,786)  $ (237,239)  $ (119,120)
                                              ==========   ==========   ==========   ==========
Pro forma basic and diluted loss per share    $    (0.33)  $    (0.26)  $    (0.68)  $    (0.37)
                                              ==========   ==========   ==========   ==========
Shares used in computation of pro forma
   basic and diluted loss per share (Note 1)     349,886      322,340      346,885      318,106
                                              ==========   ==========   ==========   ==========

---------------
NOTE 1: The Company effected a three-for-one stock split and two-for-one stock split on January 4, 1999 and September 1, 1999, respectively. Each stock split was in the form of a stock dividend to stockholders of record on December 18, 1998 and August 12, 1999, respectively. Accordingly, the accompanying balance sheets and statements of operations have been restated to reflect the splits.

NOTE 2: Pro forma results for the 3-month and 6-month periods ended June 30, 2000 and 1999 are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. These results present the operating results of Amazon.com, excluding charges of $201.5 million and $55.2 million for the 3-month periods, and $388.4 million and $80.6 million for the 6-month periods ended June 30, 2000 and 1999, respectively, related to amortization of goodwill and other intangible assets, equity in losses of equity-method investees, stock-based compensation and merger, acquisition and investment-related costs.

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
                                AMAZON.COM, INC.
                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                            JUNE 30,    DECEMBER 31,
                                                              2000         1999
                                                          -----------   -----------
ASSETS
Current assets:
    Cash and cash equivalents                               $ 720,377    $ 116,962
    Marketable securities                                     187,244      589,226
    Inventories                                               172,360      220,646
    Prepaid expenses and other current assets                  86,659       85,344
                                                          -----------   -----------
        Total current assets                                1,166,640    1,012,178

Fixed assets, net                                             344,042      317,613
Goodwill, net                                                 441,240      534,699
Other purchased intangibles, net                              155,538      195,445
Investments in equity-method investees                        211,715      226,727
Other investments                                              88,261      144,735
Deferred charges and other                                     53,294       40,154
                                                          -----------   -----------
        Total assets                                      $ 2,460,730   $ 2,471,551
                                                          ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                        $ 286,239    $ 463,026
    Accrued expenses and other current liabilities            146,874      181,909
    Unearned revenue                                          115,566       54,790
    Interest payable                                           41,213       24,888
    Current portion of long-term debt and other                17,731       14,322
                                                          -----------   -----------
        Total current liabilities                             607,623      738,935

Long-term debt                                              2,131,531    1,466,338

Commitments and contingencies

Stockholders' equity (deficit):
    Preferred stock, $0.01 par value:
        Authorized shares -- 500,000
        Issued and outstanding shares -- none                       -            -
    Common stock, $0.01 par value:
        Authorized shares -- 5,000,000
        Issued and outstanding shares -- 355,400
          and 345,155 shares at June 30, 2000 and
          December 31, 1999, respectively                       3,554        3,452
    Additional paid-in capital                              1,335,733    1,194,369
    Stock-based compensation                                  (25,410)     (47,806)
    Accumulated other comprehensive loss                      (84,664)      (1,709)
    Accumulated deficit                                    (1,507,637)    (882,028)
                                                          -----------   -----------
        Total stockholders' equity (deficit)                 (278,424)     266,278
                                                          -----------   -----------
            Total liabilities and stockholders'
              equity (deficit)                            $ 2,460,730   $ 2,471,551
                                                          ===========   ===========

----------------

NOTE 1: The Company effected a three-for-one stock split and two-for-one stock split on January 4, 1999 and September 1, 1999, respectively. Each stock split was in the form of a stock dividend to stockholders of record on December 18, 1998 and August 12, 1999, respectively. Accordingly, the accompanying balance sheets and statements of operations have been restated to reflect the splits.

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                                AMAZON.COM, INC.
                              SEGMENT INFORMATION
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED JUNE 30, 2000
                                                ---------------------------------------------------
                                                US Books,                 Early-Stage
                                                Music and                 Businesses
                                                DVD/Video  International   And Other   Consolidated
                                                ---------  -------------  -----------  ------------
Net sales                                       $ 385,275     $ 73,393     $ 119,208    $  577,876
Gross profit                                       86,862       16,286        32,916       136,064
PROFORMA OPERATING INCOME (LOSS) BY SEGMENT        10,056      (34,503)      (64,902)      (89,349)
Other operating expenses                                -            -             -       (91,028)
Net interest expense and other                          -            -             -       (26,355)
Equity in losses of equity-method investees             -            -             -      (110,452)
                                                ---------     --------     ---------    ----------
Net loss                                                -            -             -    $ (317,184)
                                                                                        ==========

                                                         THREE MONTHS ENDED JUNE 30, 1999
                                                ---------------------------------------------------
                                                US Books,                 Early-Stage
                                                Music and                 Businesses
                                                DVD/Video  International   And Other   Consolidated
                                                ---------  -------------  -----------  ------------
Net sales                                       $ 279,593     $ 31,345     $   3,439    $  314,377
Gross profit                                       61,680        6,575          (724)       67,531
PROFORMA OPERATING INCOME (LOSS) BY SEGMENT       (11,147)     (16,034)      (40,071)      (67,252)
Other operating expenses                                -            -             -       (45,628)
Net interest expense and other                          -            -             -       (15,534)
Equity in losses of equity-method investees             -            -             -        (9,594)
                                                ---------     --------     ---------    ----------
Net loss                                                -            -             -    $ (138,008)
                                                                                        ==========

                                                           SIX MONTHS ENDED JUNE 30, 2000
                                                ---------------------------------------------------
                                                US Books,                 Early-Stage
                                                Music and                 Businesses
                                                DVD/Video  International   And Other   Consolidated
                                                ---------  -------------  -----------  ------------
Net sales                                       $ 786,689     $148,525     $ 216,551    $1,151,765
Gross profit                                      169,716       32,323        62,159       264,198
PROFORMA OPERATING INCOME (LOSS) BY SEGMENT         7,630      (61,949)     (134,296)     (188,615)
Other operating expenses                                -            -             -      (189,654)
Net interest expense and other                          -            -             -       (48,624)
Equity in losses of equity-method investees             -            -             -      (198,716)
                                                ---------     --------     ---------    ----------
Net loss                                                -            -             -    $ (625,609)
                                                                                        ==========

                                                           SIX MONTHS ENDED JUNE 30, 1999
                                                ---------------------------------------------------
                                                US Books,                 Early-Stage
                                                Music and                 Businesses
                                                DVD/Video  International   And Other   Consolidated
                                                ---------  -------------  -----------  ------------
Net sales                                       $ 547,114     $ 57,064     $   3,841    $  608,019
Gross profit                                      120,946       11,732          (355)      132,323
PROFORMA OPERATING INCOME (LOSS) BY SEGMENT       (14,264)     (30,287)      (53,273)      (97,824)
Other operating expenses                                -            -             -       (67,038)
Net interest expense and other                          -            -             -       (21,296)
Equity in losses of equity-method investees             -            -             -       (13,517)
                                                ---------     --------     ---------    ----------
Net loss                                                -            -             -    $ (199,675)
                                                                                        ==========

NOTE 1: The Company identifies operating segments based on product line information, considering line maturity, within the United states and separately identifies its international operations as an operating segment.

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